Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications

CHASE CORPORATION ANNOUNCES THIRD QUARTER RESULTS

REVENUE OF $64.9 MILLION

EARNINGS PER SHARE OF $1.26

Westwood, MA – July  5, 2017 – Chase Corporation (NYSE MKT: CCF) today reported revenue of $64.90 million for the quarter ended May 31, 2017.  This is an increase of $0.67 million, or 1%, compared to $64.24 million recognized in the same quarter of the prior fiscal year.  Net income of $11.86 million for the current quarter increased  $4.32 million, or 57%, from $7.53 million in the prior year third quarter.  Earnings per diluted share of $1.26 for the third quarter of fiscal 2017 represented an increase of $0.46, or 58%, compared to $0.80 per diluted share in fiscal 2016. Adjusted EBITDA for the current quarter increased $2.02 million, or 12%, to $18.79 million compared to $16.77 million in the third quarter of last year.

For the nine months ended May 31, 2017, revenue increased $6.93 million or 4% to $183.57 million, compared to $176.64 million recognized in the first nine months of the prior year.  Net income of $30.60 million for the first nine months of fiscal 2017 increased $8.65 million or 39% from $21.95 million in the prior year period.  Earnings per diluted share of $3.24 for the first three quarters of fiscal 2017 represented an increase of $0.90, or 38%, compared to $2.34 per diluted share in fiscal 2016. Adjusted EBITDA in the current year-to-date period increased $7.83 million, or 17%, to $53.74 million compared to $45.91 million in the first nine months of fiscal 2016.

Adam P. Chase, President and Chief Executive Officer, commented,

“Our Industrial Materials segment produced sound results led by a favorable product mix in the quarter with revenue growing over the prior year third quarter. Our electronic and industrial coatings and pulling and detection products continued their strong organic growth in the quarter, and were further bolstered by sales from Resin Designs, acquired in the first quarter. Cable materials quarterly gains, especially sales into the communication cable markets, have the product line’s year-to-date sales favorable to the prior year. These results more than offset the low-margin revenue lost following the divestiture of our fiber optic cable component business in April.

“Delays and non-repeating project work culminated in choppy third quarter results for our Construction Materials segment, especially as compared to the same period in the prior year. Middle East pipeline project work continued, but not at the levels seen in the recent past.  Sustained energy price weakness negatively impacted demand and was exacerbated by political instability in the region. Domestic commercial roofing, bridge work and waterproofing projects also did not recur at prior period levels, with certain projects delayed into our fourth quarter.”

Kenneth J. Feroldi, Treasurer and Chief Financial Officer, added,

“Following our adoption of ASU 2016-09 in the current year, and as anticipated, the Company continues to experience volatility in its effective tax rate.  For the third quarter of fiscal 2017, the Company recognized an effective tax rate of 30.7%, with the rate affected by a discrete tax benefit related to stock-based compensation.  Our effective tax rate for the year-to-date period was 31.1%. Further tax uncertainty exists concerning any potential future changes in the tax code regarding the repatriation of funds. As of May 31, 2017, over half of the

Company’s cash balance was held outside the United States, and changes in the code could influence the Company’s decision-making around repatriating and utilizing for domestic expansion or other uses.”

Mr. Chase also commented,

“Mergers, divestitures and acquisitions continue to be one of our stated strategies for sustainable growth. And with the sale of our fiber optic cable components business during the quarter, and the purchase of Resin Designs in September, we have effectively replaced some low-margin business with higher-margin business, adhering to our strategy and sustaining value creation for our shareholders.

“Our balance sheet remains strong, further strengthened by our $150 million revolving credit facility. We are aligned to continue pursuing our mergers and acquisitions program, while satisfying our operational cash needs.”

As of May 31, 2017, the Company’s cash on hand was $54.13 million. The outstanding balance of the Company’s $150 million revolving debt facility was $20.00 million.

The following table summarizes the Company’s financial results for the three and nine months ended May 31, 2017 and 2016.

	For the Three Months Ended May 31,		For the Nine Months Ended May 31,
All figures in thousands, except per share figures	2017	2016	2017	2016
Revenue	$64,901	$64,236	$183,566	$176,638
Costs and Expenses
Cost of products and services sold	37,511	38,542	105,658	108,154
Selling, general and administrative expenses	12,297	11,770	35,567	33,506
Exit costs related to idle facility	—	662	50	871
Acquisition-related costs	—	—	584	—
Write-down of certain assets under construction	—	—	—	365
Operating income	15,093	13,262	41,707	33,742
Interest expense	(158)	(284)	(711)	(794)
Gain on sale of real estate	—	—	860	—
Gain on sale of businesses	2,013	—	2,013	1,031
Other income (expense)	164	(512)	536	876
Income before income taxes	17,112	12,466	44,405	34,855
Income taxes	5,257	4,935	13,804	12,903
Net income	$11,855	$7,531	$30,601	$21,952
Net income per diluted share	$1.26	$0.80	$3.24	$2.34
Weighted average diluted shares outstanding	9,337	9,312	9,331	9,288
Reconciliation of net income to EBITDA and adjusted EBITDA
Net income	$11,855	$7,531	$30,601	$21,952
Interest expense	158	284	711	794
Income taxes	5,257	4,935	13,804	12,903
Depreciation expense	1,219	1,418	3,859	4,282
Amortization expense	2,310	1,938	6,816	5,774
EBITDA	$20,799	$16,106	$55,791	$45,705
Gain on sale of businesses	(2,013)	—	(2,013)	(1,031)
Exit costs related to idle facility	—	662	50	871
Gain on sale of real estate	—	—	(860)	—
Cost of sale of inventory step-up	—	—	190	—
Acquisition-related costs	—	—	584	—
Write-down of certain assets under construction	—	—	—	365
Adjusted EBITDA	$18,786	$16,768	$53,742	$45,910

Contact:

Paula Myers

Shareholder & Investor Relations Department

Phone:(781) 332-0700

E-mail:investorrelations@chasecorp.com

Website:www.chasecorp.com

Chase Corporation, founded in 1946, is a leading manufacturer of protective materials for high-reliability applications throughout the world.

The Company has used non-GAAP financial measures in this press release. EBITDA and Adjusted EBITDA are non-GAAP financial measures.  The Company believes that EBITDA and Adjusted EBITDA are useful performance measures as they are used by its executive management team to measure operating performance, to allocate resources to enhance the financial performance of its business, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance.  The Company believes EBITDA and Adjusted EBITDA are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Certain statements in this press release are forward-looking.  These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated” and “potential”, among others.  These forward-looking statements are based on Chase Corporation’s current expectations.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products;  the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes; and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.